SUBSCRIPTION AGREEMENT

Brampton Crest International, Inc.
4700 Biscayne Blvd. Suite 500,
Miami, FL  33137

Ladies and Gentlemen:

Brampton Crest International, Inc. (the “Company”), desires to sell up to $1,500,000 in five year convertible debentures (converting to an aggregate of 300,000,000 shares the Company’s common stock [“Common Stock” or the “Shares”]), the form of which is Attachment A, attached hereto and incorporated herein (the “Debentures” or, along with the Shares, the “Securities”) on a “best efforts” basis (the “Offering”) subject to the terms and conditions herein.  The Company will, subject to continuing confirmation of Accredited Subscriber Status (see below), accept subscriptions of $250,000 every ninety  (90) days following the initial investment, until the full Offering amount is satisfied or the Company, in its sole discretion, terminates the Offering (each a “Tranche”); except that it is acknowledged that the initial investment shall be satisfied in two payments, one of $20,000 immediately and the remainder of the payment, consisting of $230,000, to be paid in the week of April 19, 2010.  The Company may, in its sole discretion, not accept a Tranche provided the Company provides written notice to the Subscriber, not less than five days prior to the expiration of the 90 day period of a Tranche, of not accepting the Tranche.  Unaccepted Tranches are not cumulative unless agreed to in writing by the Subscriber. The undersigned ("Subscriber") desires to purchase the number of Debentures set forth on the signature page of this Agreement (the "Agreement"). Accordingly, the Company and Subscriber agree as follows:

1.      Sale and Purchase. Subject to the terms and conditions set forth in this Agreement, Subscriber hereby tenders the amount set forth on the signature page of this Agreement for the purchase of the Debentures set forth on said signature page.

2.      Representations, Warranties, and Agreements of Subscriber. In connection with this subscription, Subscriber hereby makes the following representations, warranties, and agreements and confirms the following understandings, each of which are made or confirmed, as the case may be, with respect to Debentures subscribed for herein:

(a)      Investment Purpose. Subscriber is acquiring the Securities for Subscriber's own account and for investment purposes only.

(b)      Review and Evaluation of Information Regarding the Company.

(i)     Subscriber is familiar with the Company’s financial condition and proposed operations. Without limiting the foregoing, the Subscriber acknowledges that the undersigned has reviewed the corporate documents regarding the Company, the Company’s filings with the Securities and Exchange Commission, and the terms of this Offering.

(ii)    In addition to the foregoing, Subscriber acknowledges that Subscriber has conducted, or has been afforded the opportunity to conduct, an investigation of the Company and has been offered the opportunity to ask representatives of the Company questions about the Company’s financial condition and proposed business and that Subscriber has obtained such available information as Subscriber has requested, to the extent Subscriber has deemed necessary, to permit Subscriber to fully evaluate the merits and risks of an investment in the Company.  Representatives of the Company have answered all inquiries that Subscriber has put to them concerning the Company and its activities, and the offering and sale of the Securities.

(c)      Risks. Subscriber recognizes that the purchase of Securities involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) Subscriber may not be able to liquidate the investment in the event of an emergency; (ii) transferability is limited; and (iii) in the event of a disposition, Subscriber could sustain a complete loss of the entire investment.

(d)  Accredited Investor Status.  Subscriber represents that Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, amended (the “Securities Act”).  Specifically, the Subscriber is (check appropriate items):

_________      (i)         A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Securities Act);

_________      (ii)        A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

_________      (iii)       An insurance company (as defined in Section 2(13) of the Securities Act);

_________      (iv)       An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”);

_________      (v)        A Small Business Investment Company licensed by the U.S. Small Business Administration under Sections 301(c) or (d) of the Small Business Investment Act of 1958;

_________      (vi)       Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its subdivisions for the benefit to its employees, which plan has total assets in excess of $5,000,000;

_________      (vii)      An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a “Plan Fiduciary”, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

_________      (viii)     An employee benefit plan within the meaning of ERISA having total assets in excess of $5,000,000;

_________      (ix)        A self-directed employee benefit plan within the meaning of ERISA, with investment decisions made solely by persons who are accredited investors as defined in Rule 501(a) of Regulation D;

_________      (x)         A business development company (as defined in Section 2(a)(48) of the Investment Company Act) or a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940);

_________      (xi)        A corporation, partnership, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (tax exempt organization), not formed for the specific purpose of acquiring the Securities having total assets in excess of $5,000,000;

_________      (xii)       Any executive officer or director of the Company;

_________      (xiii)      An individual having an individual net worth or a joint net worth with spouse at the time of purchase in excess of $1,000,000;

_________      (xiv)     An individual whose net income was in excess of $200,000 in each of the two most recent years, or whose joint income with spouse was in excess of $300,000 in each of those years, and who reasonably expects his net income to reach such level in the current year;

_________      (xv)      A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Securities whose purchase is directed by a sophisticated person (i.e., person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of any securities); or

_________      (xvi)     Any entity in which all of the entity owners are “accredited investors.”

(e)      Subscriber's Financial Experience. Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company or, if he or she has utilized the services of a purchaser representative, together with such representative, are sufficiently experienced in financial and business matter to be capable of evaluating the merits and risks of an investment in the Company.

(f)      Suitability of Investment. Subscriber has evaluated the merits and risks of Subscriber's proposed investment in the Company, including those risks particular to Subscriber's situation, and has determined that this investment is suitable for Subscriber. Subscriber has adequate financial resources for an investment of this character, and at this time Subscriber can bear a complete loss of Subscriber's investment. Further, Subscriber will continue to have, after making an investment in Securities, adequate means of providing for Subscriber's current needs, the needs of those dependent on Subscriber, and possible personal contingencies.  Subscriber specifically represents that he or she has a net worth at least five times greater than the investment made herein.

(g)     Exempt Offering. Subscriber understands that the sale of Securities is not being registered on the basis that this issuance is exempt from registration under the Securities Act, and the applicable state securities laws, and the rules and regulations promulgated thereunder, and that reliance on such exemptions is predicated, in part, on Subscriber's representations and warranties contained in this Agreement.

(h)     Limitations on Disposition. Subscriber understands that there are substantial restrictions on the transferability of the Securities pursuant to the Securities Act; the Subscriber has no right to require that the Securities be registered under the Securities Act; and, accordingly, Subscriber may have to hold the Securities for an indefinite period of time unless the Securities have been registered by the Company or are subject to an exemption from registration. Subscriber represents that Subscriber can afford to hold the Securities for an indefinite period of time. Subscriber further understands that an opinion of counsel and other documents may be required to transfer the Securities.  Subscriber acknowledges that the Shares shall bear the following, or a substantially similar, legend:

"THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

(i)       Absence of Official Evaluation. Subscriber understands that no federal or state agency has made any finding or determination as to the fairness of the terms of an investment in the Company, or any recommendation for or endorsement of the Securities offered hereby.

(j)       Additional Financing. Subscriber further acknowledges that nothing hereunder shall preclude the Company from seeking and/or procuring additional equity and/or debt financing.

(k)      Nonreliance. Subscriber is not relying on the Company or any representation contained herein or in the documents referred to herein with respect to the tax and economic effect of Subscriber's investment in the Company.

(l)       Acceptance. Subscriber acknowledges that the Company shall, in its sole discretion, have the right to accept or reject this subscription, in whole or in part, for any reason or for no reason. If Subscriber’s subscription is accepted by the Company, Subscriber shall, and Subscriber hereby elects to, execute any and all further documents necessary in the opinion of the Company to complete his subscription and become a shareholder of the Company.

(m)     Authority to Enter into Agreement. Subscriber has the full right, power, and authority to execute and deliver this Agreement and perform Subscriber's obligations hereunder.

(n)      Entity as a Subscriber. If Subscriber is a corporation, partnership, trust, or other entity, (i) Subscriber is authorized and qualified to become a shareholder of, and is authorized to, make its investment in the Company; (ii) Subscriber has not been formed for the purpose of acquiring an interest in the Company; (iii) Subscriber has not been in existence for less than 90 days prior to the date hereof; and (iv) the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

(o)      Prohibitions on Cancellation, Termination, Revocation, Transferability, and Assignment. Subscriber hereby acknowledges and agrees that, except as may be specifically provided herein or by applicable law, Subscriber is not entitled to cancel, terminate, or revoke this Agreement, and this Agreement shall survive Subscriber's death or disability or any assignment of Securities. Subscriber further agrees that Subscriber may not transfer or assign Subscriber's rights under this Agreement, and Subscriber understands that, if Subscriber's subscription is accepted, the transferability of Securities will be restricted.

(p)      Obligation. This Agreement constitutes a valid and legally binding obligation of Subscriber and neither the execution of this Agreement nor the consummation of the transactions contemplated herein will constitute a violation of or default under, or conflict with, any judgment, decree, statutes or regulation of any governmental authority applicable to Subscriber, or any contract, commitment, agreement, or restriction of any kind to which Subscriber is a party or by which Subscriber's assets are bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate applicable laws, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to Subscriber.

(q)      Required Approvals. No approval, authorization, consent, order, or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Subscriber or the purchase of the Securities.

(r)       No General Solicitation. Subscriber is not subscribing for Securities  because of or following any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than an authorized representative of the Company.

3.      Representations, Warranties and Agreements of the Company. In connection with this subscription, the Company makes the following representations, warranties and agreements and confirms the following understandings:

(a)      Company's Good Standing. The Company is a corporation organized and validly existing under the laws of the State of Nevada, and it has all corporate authority and power to conduct its business and to own its properties.

(b)      Legal and Other Proceedings. Except as disclosed to the Subscriber, neither the Company, nor any of its affiliates or its executive officers or directors (in their capacity as executive officers or directors), is a party to any pending or, to the best knowledge of the Company, threatened, or unasserted but considered by it to be probable of assertion, claim, action, suit, investigation, arbitration or proceeding, or is subject to any order, judgment or decree that is reasonably expected by management of the Company to have, either individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings or results of operations of the Company and the Company is not, as of the date hereof, a party to or subject to any enforcement action instituted by, or any agreement or memorandum of understanding with, any federal or state regulatory authority restricting its operations or requiring that actions be taken, and no such regulatory authority has threatened any such action, memorandum or order against the Company and the Company has not received any report of examination from any federal or state regulatory agency which requires that the Company address any problem or take any action which has not already been addressed or taken in a manner satisfactory to the regulatory agency.

(c)      Authorization; Conflict; Valid and Binding Obligation. This Agreement and the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of the Company. The Company has full right, power and capacity to execute, deliver and perform its obligations under this Agreement. No governmental license, permit or authorization and no registration or filings with any court, governmental authority or regulatory agency is required in connection with the Company's execution, delivery and/or performance of this Agreement, other than any filings required by applicable federal and state securities laws. The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not violate or conflict with any provision of the Articles of Incorporation, as amended or By-laws of the Company, or any agreement, instrument, law or regulation to which the Company is a party or by which the Company may be bound. This Agreement, upon execution and delivery by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms.

(d)     Use of Proceeds.  The Company will be using the funds raised in this Offering for the purposes set out in Attachment B, attached hereto and incorporated herein.

(e)      Board of Directors.  The Company agrees to appoint up to three members of the Board of Directors as designated by the Subscriber upon completion of the first Tranche.  Each appointed member of the Board of Directors shall serve until the next annual meeting of the Company’s shareholders (where they may stand for re-election) or their respective earlier death, resignation or removal from office.

4.        Survival of Representations, Warranties, Agreements and Acknowledgments. The representations, warranties, agreements, and acknowledgments of the Company and Subscriber shall survive the offering and purchase of Securities.

5.      Indemnification of the Company. Subscriber agrees to indemnify and hold harmless the Company against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, attorneys' fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by Subscriber to comply with any covenant or agreement made by it herein or in any other document furnished by it in connection with this subscription.

6.      Miscellaneous.

(a)     Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

(b)     Amendments. This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(c)     Notices. Any notice, demand, or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be deemed given on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; on the date delivered by an overnight courier service; on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested, with postage and other fees prepaid) addressed to such addresses as provided herein.

(d)   Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to Subscriber’s benefit and the benefit of Subscriber’s heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties, and acknowledgements herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, successors, administrators, legal representatives, and permitted assigns.

(e)   Choice of Law; Venue. This Agreement will be interpreted, construed, and enforced in accordance with the laws of the State of Florida, without giving effect to the application of the principles pertaining to conflicts of laws. Any proceeding arising between the parties in any manner pertaining or relating to this Agreement shall, to the extent permitted by law, be held in Miami-Dade County, Florida.

(f)    Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

(g)   Severability. The invalidity, illegality, or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality, or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal, or unenforceable in any respect, this Agreement shall be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provision had never been contained herein.

(h)   Enforcement. Should it become necessary for any party to institute legal action to enforce this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses, and costs.

(i)     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

(j)     Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

[SIGNATURES ON THE FOLLOWING PAGE]

BRAMPTON CREST INTERNATIONAL, INC.
____________________________________

SUBSCRIPTION AGREEMENT
SIGNATURE PAGE FOR INDIVIDUALS

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the ____ day of ___________________, 2010.

Debentures Subscribed for: _______________

(Signature of Subscriber)	(Signature of Spouse or Joint Tenant, If Any)

(Print Name of Subscriber)	(Print Name of Spouse or Joint Tenant, If Any)

(Address)	(Address)

(Telephone Number)	(Telephone Number)

(Social Security Number)	(Social Security Number)

(Date)	(Date)

Note:      If two purchasers are signing, please check the manner in which the ownership is to be legally held (the indicated manner shall be construed as if written out in full accordance with applicable laws or regulations):

_________	JT TEN:	As joint tenants with right of survivorship and not as tenants in common.
_________	TEN COM:	As tenants in common.
_________	TENENT:	As tenants by the entireties.

The undersigned hereby tenders to Brampton Crest International, Inc., the amount above. Checks should be made payable to Brampton Crest International, Inc.  Wire transfer information is available upon request.

BRAMPTON CREST INTERNATIONAL, INC.
____________________________________

SUBSCRIPTION AGREEMENT
SIGNATURE PAGE FOR CORPORATIONS, TRUSTS, PARTNERSHIPS
OR RETIREMENT PLANS

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the ____ day of ___________________, 2010.

Debentures Subscribed for: _______________

(Signature of Subscriber)

(Print Name of Subscriber)

(Address)

(Telephone Number)

(Social Security Number)

(Date)

(Federal Employer Identification Number or Other Tax Identification Number)

The undersigned hereby tenders to Brampton Crest International, Inc., the amount above. Checks should be made payable to Brampton Crest International, Inc.  Wire transfer information is available upon request.

BRAMPTON CREST INTERNATIONAL, INC.
____________________________________

APPROVED AND ACCEPTED in accordance with the terms of this Subscription Agreement on this ____ day of _________________, 2010.

Brampton Crest International, Inc.

By:
Name: Bryan Norcross
Title: Chief Executive Officer

ATTACHMENT A

FORM OF CONVERTIBLE DEBENTURE

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Date of Issuance: _____________, 2010

$_________

Brampton Crest International, Inc.
CONVERTIBLE DEBENTURE
Due ______, 2015

         THIS DEBENTURE is duly authorized and issued Convertible Debentures and interest as described below of Brampton Crest International, Inc. a Florida corporation, having a principal place of business at 4700 Biscayne Blvd. Suite 500, Miami, FL  33137  (the "Company"), designated as its Convertible Debenture, due _______ 2015 (the "Debenture").

         FOR VALUE RECEIVED, the Company promises to pay to ________________________ or his registered assigns (the "Holder"), the principal sum of ____________________Dollars ($____,000) on ________, 2015 or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "Maturity Date) in cash or shares of Common Stock at the Conversion Price or a combination thereof, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture (in accordance with the conditions herein), payable on the Maturity Date, in cash or shares of Common Stock at the Conversion Price.  The method of payments shall be in the sole discretion of the Company. In addition, as long as this Debenture is outstanding, the Company shall pay on the 15th day of each month an amount equal to $2,000 ( based upon there being outstanding a debenture in the principal amount of $250,000), representing interest on the Debenture (the “Interest Due  Date”). To the extent that the principal amount outstanding on the Interest Due Date  is less than $250,000, then the amount of interest shall be reduced proportionately. The Payment Date of obligations hereunder is defined as the date a check is mailed, wire sent, or other means of payment made.

         This Debenture is subject to the following additional provisions:

         Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

         Section 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Subscription Agreement and may be transferred or exchanged only in compliance with the Subscription Agreement and applicable federal and state securities laws and regulations. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         Section 3. Events of Default.

                  a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                           i) any default in the payment of the principal of, or liquidated damages in respect of, any Debentures, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured, if possible to cure, within 5 days of notice of such default sent by the Holder;

                           ii)  the Company shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company or any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

                           iii) the Company shall default in any of its obligations under any other Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $1,000,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

iii) the Company fails to pay the monthly payment on the Payment Date of any month and such failure to pay is not cured within three (3) business days of notice of failure to pay or fails to meet the Payment Date requirement for any three (3) of twelve (12) consecutive months.

                  b) If any Event of Default occurs and is continuing, the full principal amount of this Debenture, together with other amounts owing in respect thereof, if any, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash.

         The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

         Section 4. Conversion.

a)           At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, at the Conversion Price (as defined below).  The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of Debentures to be converted and the date on which such conversion is to be effected (a “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender Debentures to the Company unless the entire principal amount of this Debenture has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions.  The Company shall deliver any objection to any Notice of Conversion within 1 Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b)           Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to $0.005(the “Conversion Price”).

c)           Mechanics of Conversion

i.           Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

ii.           Delivery of Certificate Upon Conversion. Not later than five Business Days after any Conversion Date, the Company will deliver to the Holder a certificate or certificates representing the Conversion Shares representing the number of shares of Common Stock being acquired upon the conversion of Debentures.

d)           Merger or Consolidation If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each underlying share of Common Stock that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is affected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding the foregoing, no adjustment will be made under this that would result in an increase to the Conversion Price.

e)           If the Company, at any time while the Debenture is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including as interest  thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

f)           Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debentures free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall be issuable upon the conversion of the outstanding principal amount of the Debentures.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

g)           Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Price at such time.  If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

h)           Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

i)           Prepayment.  The Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

         Section 5. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Common Stock" means the common stock of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Conversion Date" shall have the meaning set forth in Section 4 hereof.

                  "Conversion Price" shall have the meaning set forth in Section 4.

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Subscription Agreement" means the Subscription Agreement, dated as of the date herein, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

         Section 6. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as this Debenture is outstanding, the Company shall not without the consent of the Holder, (a) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; or (b) enter into any agreement with respect to any of the foregoing.

         Section 7. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

         Section 8. So long as any portion of this Debenture is outstanding, the Company will not, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior in any respect to the Company's obligations under the Debentures without the prior consent of the Holder, which consent shall not be unreasonably withheld.

         Section 9. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Subscription Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Miami-Dade County, Florida (the "Florida Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Florida Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such Florida Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such Service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         Section 10. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

         Section 11. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

         Section 12. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

                              *********************
         IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

By:
Name:
Title:

ANNEX A

NOTICE OF CONVERSION

 The Company hereby elects to convert principal under the Convertible Debenture of Brampton Crest International, Inc. (the "Company"), due on ________, 2015, into shares of common stock, $.001 par value per share (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion: ___________________________

Principal Amount of Debentures to be Converted:

___________________________

Number of shares of Common Stock to be issued:

Holder:

Name:

Address:

ATTACHMENT B

USE OF PROCEEDS

The Company shall make available to AEN, not greater than Twenty Thousand ($20,000.00) Dollars per month for operational expenses, except that for a period representing April, 2010 and May, 2010, the Company shall make available $20,000 per month.  From June, 2010 forward, AEN shall notify the Subscriber as to the amount of the required funds and its purpose.  Subscriber shall have the right to approve or disapprove of the disbursements.  Subscriber’s approval shall not be unreasonably withheld.